UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2030 Dow Center,
Midland, Michigan		48674
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (989) 636-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2017, The Dow Chemical Company (the “Company”) announced that Joseph E. Harlan, the Vice Chairman and Chief Commercial Officer of the Company, will retire from the Company by December 31, 2017. The Company entered into an agreement with Mr. Harlan memorializing certain terms and conditions of his retirement, which provides for certain benefits, including (i) a lump sum payment of $1,219,839, (ii) continued vesting of Mr. Harlan’s outstanding stock options, deferred and performance shares, (iii) payment of an annual performance award for 2017 (conditioned on actual 2017 performance), and (iv) a choice to continue medical coverage at active employee premium rates for 18 months post exit.

In consideration of the foregoing benefits, Mr. Harlan agreed to a two-year non-competition and non-solicitation restriction.

The foregoing description of the agreement is qualified by reference to its full text, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

By:	/s/ Amy E. Wilson

Name: Amy E. Wilson
Title: Corporate Secretary and Associate General Counsel

Date: July 13, 2017